EXHIBIT 10.35

SUBLEASE

             THIS SUBLEASE is made and entered into this ___1__ day of August 2000, by and between FIRST ALBANY COMPANIES INC., a New York corporation having an address at 30 South Pearl Street, Albany, New York 12207-0052 (“First Albany") and FIRST UNION SECURITIES, INC., a Delaware corporation having an address at 901 East Byrd Street, Riverfront Plaza, East Tower, Richmond, Virginia 23219 ("First Union").

I Basic Provisions

             A.Prime Landlord: One Penn Plaza LLC, a New York limited liability company having an address c/o MRC Management LLC, 330 Madison Avenue, New York, New York 10017

             B.Prime Lease: The lease (the "Initial Lease") dated as of March 21, 1996, by and between Mid-City Associates ("Mid City"), as landlord, and First Albany, as tenant, which Initial Lease has heretofore been amended by the following instruments:

                           (i)Lease Modification Agreement (the "First Amendment") dated as of June 17, 1996, by and between Mid City, as landlord, and First Albany, as tenant;

                           (ii) Second Lease Modification Agreement (the "Second Amendment") dated as of July 12, 1996, by and between Mid City, as landlord, and First Albany, as tenant;

                           (iii)Third Amendment of Lease (the "Third Amendment") dated as of December 1, 1999, by and between Prime Landlord, as landlord, and First Albany, as tenant; and

                           (iv)Fourth Amendment of Lease (the "Fourth Amendment") dated as of August 1, 2000, by and between Prime Landlord, as landlord, and First Albany, as tenant.

The Initial Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is herein called the "Prime Lease". The premises leased by Prime Landlord to First Albany pursuant to the Prime Lease is herein called the "Prime Lease Premises".

             C.Property Address: One Penn Plaza, New York, New York (the "Building").

             D.Description of Sublet Premises: A portion of the forty-first (4lst) floor of the Building, consisting of approximately nineteen thousand eight hundred twenty-six (19,826) square feet, as shown on Exhibit A to the First Amendment, identified as the "41st Floor Space" in the First Amendment (the "Sublet Premises").

             E.First Albany's Address for Notices: 30 South Pearl Street, Albany, New York 12207, Attn:  General Counsel.

             F.First Albany's Address for Payment of Rent: 30 South Pearl Street, ALbany, New York 12207, Attn: Accounting Department.

             G.Asset Purchase Agreement: The Asset Purchase Agreement dated as of May 8, 2000 by and among First Union Securities, Inc., First Albany and First Albany Corporation with respect to the sale of the business of First Albany Corporation's Private Client Group.

             H.First Union's Percentage: First Union's Percentage shall be 32.1438%.

             I.Consent to Sublease: The Consent to Sublease dated as of _________________ 2000 by and among Prime Landlord, as landlord, First Albany, as tenant, and First Union, as subtenant.

             J.Other Definitions: Any capitalized term not expressly defined in this Sublease shall have the meaning ascribed in the Prime Lease.

2.Sublease Term

             A.The term of this Sublease (the "Term") shall commence on the date upon which the transaction contemplated by the Asset Purchase Agreement shall unconditionally close (the "Sublease Commencement Date") and shall end on the day before the third (3rd) anniversary of the Sublease Commencement Date (the "Sublease Expiration Date"), unless sooner terminated as provided in this Sublease).

             B.If First Union shall remain in possession of the Sublet Premises at any time after the expiration or termination of the Term, First Union shall be deemed to be a holdover tenant. The provisions of Section 18.02 of the Initial lease shall apply as between First Albany and First Union in such circumstances.

3.Sublease

             For and in consideration of the Rent payable by First Union, and the covenants and agreements to be performed by first Union, pursuant to the provisions of this Sublease, First Albany hereby subleases the Sublet Premises to First Union, and First Union hereby accepts the Sublet Premises from First Albany, subject to the terms and conditions of this Sublease (including, without limitation, the terms and conditions of both the Prime Lease and the Consent to Sublease, to the extent that such terms and conditions are incorporated by reference into this Sublease).

4.Rent

             A.Commencing on the Sublease Commencement Date, and on the first day of each month thereafter during the Term, First Union shall pay a fixed base rent (the "Base Rent") for the Sublet Premises in the applicable amount set forth below:

                           (i)during the period commencing on the Sublease Commencement Date and expiring on October 31, 2001, the amount of fifty-eight thousand eight hundred seven and 03/100 ($58,807.03) dollars, corresponding to an annual rate of seven hundred five thousand six hundred eighty-four and 30/100 ($705,684.30) dollars; and

                           (iii)during the period commencing on November 1, 2001 and continuing thereafter for the remaining balance of the Term, the amount of sixty thousand four hundred fifty-nine and 19/100 ($60,459.19) dollars, corresponding to an annual rate of seven hundred twenty-five thousand five hundred ten and 30/100 ($725,510.30) dollars.1

If the Sublease Commencement Date is other than the first day of a month, and/or the Sublease Expiration Date is other than the last day of a month, the Base Rent for the month(s) in which such day(s) occur shall be suitably pro-rated.

             B.In addition to the Base Rent, First Union shall also pay the following amounts, as and when set forth below:

                           (i)the monthly installments of Base Rent payable by First Union to First Albany under this Sublease shall be increased on account of the monthly ERIF included, pursuant to Section 27.04 of the Prime Lease, in the corresponding installments of fixed annual rent payable by First Albany to Prime Landlord, as follows:

                                         (a)if, at any time during the Term, the amount of the then monthly ERIF with respect to the Sublet Premises shall be identified by Landlord, in a rent bill or otherwise, separately from the amount of the then monthly ERIF with respect to the balance of the Prime Lease Premises, the amount of the Base Rent payable by First Union to First Albany pursuant to this Sublease during such portion of the Term shall be increased by an amount equal to such separately identified monthly ERIF, as the same may be increased or decreased by Prime Landlord pursuant to the provisions of the Prime Lease; and

                                         (b)if, at any time during the Term, the amount of the then monthly ERIF with respect to the Sublet Premises shall not be separately identified as set forth in subparagraph (a) above, the amount of the Base Rent payable by First Union to First Albany pursuant to this Sublease during such portion of the Term shall be increased by an amount equal to First Union's Percentage of the monthly ERIF then in effect with respect to the Prime Lease Premises, as the same may be increased or decreased by Prime Landlord pursuant to the provisions of the Prime Lease; monthly ERIF then in effect with respect to the Prime Lease Premises, as the same may be increased or decreased by Prime Landlord pursuant to the provisions of the Prime Lease;

1           It is the intention of the parties that the Base Rent payable under this Sublease, before any increase thereof pursuant to Paragraph 4B(i) hereof, shall be at an annual rate equal to one hundred thousand ($100,000.00) dollars in excess of the fixed annual rent from time to time payable by First Albany to Prime Landlord pursuant to the Prime Lease on account of the Sublet Premises (before increase on account of the ERIF pursuant to Section 27.04 of the Prime Lease, but after any increase on account of the Escalated Amount pursuant to Paragraph B of Section 45 thereof). The amounts set forth in Paragraphs 4A(i) and 4A(ii) hereof have been computed on such a basis, assuming that the aforesaid Escalated Amount is equal to fifty-five (55C) cents per square foot based upon information received from Prime Landlord. However, Prime Landlord has yet to bill First Albany for the increase in its fixed annual rent due to the inclusion of the Escalated Amount effective January 1, 2000.  If, once Prime Landlord so bills First Union, the Escalated Amount shall be other than fifty-five (55c) cents per square foot, the amounts of Base Rent payable under this Sublease shall be adjusted retroactive to the Sublease Commencement Date, on request of either party hereto, to reflect the actual Escalated Amount billed to First Albany.

                           (ii)First Union shall pay to First Albany amounts equal to First Union's Percentage of the respective amounts from time to time payable by First Albany to Prime Landlord under Article 46 of the Prime Lease, which amounts shall be due and payable as follows:

                                         (a)with respect to those amounts payable by First Albany to Prime Landlord pursuant to the said Article 46 on a monthly basis together with the fixed rent payable under the Prime Lease, the corresponding amounts payable by First Union to First Albany pursuant to this subparagraph (ii) shall be due and payable together with the corresponding installments of the Base Rent payable under this Sublease; and

                                         (b)with respect to those amounts payable by First Albany to Prime Landlord pursuant to the said Article 46 other than on a monthly basis, the corresponding amounts payable by First Union to First Albany pursuant to this subparagraph (ii) shall be due and payable on the same basis as provided in the Prime Lease, but each such payment shall be due under this Sublease five (5) days prior to the due date for the corresponding payment under the Prime Lease;

                           (iii)First Union shall pay to First Albany one hundred (100%) percent of any amount or amounts from time to time payable by First Albany to Prime Landlord pursuant to Section 27.03(c) of the Prime Lease as a result of First Union's use of ventilation, air-conditioning, or heating in the Sublet Premises at times other than regular business hours, each of which payments shall be due under this Sublease five (5) days prior to the due date for the corresponding payment under the Prime Lease;

                           (iv)in the event that any charge or charges shall be payable, at any time or from time to time, by First Albany to Prime Landlord pursuant to Section 27.06 of the Prime Lease as a result of the purposes for which First Union uses water in the Sublet Premises, First Union shall pay to First Albany one hundred (100%) percent of such charge or charges, each of which payments shall be due under this Sublease five (5) days prior to the due date for the corresponding charge or charges under the Prime Lease;

                           (v)in the event that any charge or charges shall be payable, at any time or from time to time, by First Albany to Prime Landlord pursuant to Section 27.08 and/or Section 27.12 of the Prime Lease as a result of the character, nature, or location in the Sublet Premises of First Union's refuse and/or rubbish, First Union shall pay to First Albany one hundred (100%) percent of such charge or charges, each of which payments shall be due under this Sublease five (5) days prior to the due date for the corresponding charge or charges under the Prime Lease;

                           (vi)in the event that any charge or charges shall be payable, at any time or from time to time, by First Albany to Prime Landlord pursuant to Paragraph D of Article 51 of the Prime Lease as a result of First Union's use of freight elevator service outside of such elevator's normal hours of operation, First Union shall pay to First Albany one hundred (100%) percent of such charge or charges, each of which payments shall be due under this Sublease five (5) days prior to the due date for the corresponding charge or charges under the Prime Lease, and

                           (vii)in the event that any charge or charges shall be payable, at any time or from time to time, by First Albany to Prime Landlord pursuant to any other provision of the Prime Lease that are allocable to, and/or arise from, First Union's use and/or occupancy of the Sublet Premises (including, without limitation, any charge or charges payable under the Prime Lease or the Consent to Sublease as a consequence of a breach by First Union of its obligations under this Sublease or under the Consent to Sublease), First Union shall pay to First Albany one hundred (100%) percent of such charge or charges, each of which payments shall be due under this Sublease five (5) days prior to the due date for the corresponding charge or charges under the Prime Lease.

             C.All charges, costs and sums required to be paid by First Union to First Albany pursuant to this Sublease (including, without limitation, all charges, costs and sums required to be paid pursuant to the Prime Lease, as incorporated herein by reference), other than the Base Rent reserved herein, shall be deemed to be "Additional Rent", for default in the payment of which First Albany shall have the same rights and remedies as for a default in the payment of Base Rent.

             D.All Base Rent and Additional Rent (collectively, the "Rent") payable by First Union to First Albany under this Sublease shall be paid, as and when the same shall become due and payable hereunder, in lawful money of the United States that shall be legal tender in payment of all debts and dues, public and private, at the time of payment at the office of First Albany identified in Section 1 or at such other place as First Albany may designate, without any set-off, offset, abatement, or deduction whatsoever.

5.Prime Lease

             A.First Albany is the tenant under the Prime Lease with the Prime Landlord. First Albany represents and warrants to First Union that:

                           (i)the Prime Lease is, as of the date hereof, in full force and effect;

                           (ii)no default has been committed by First Albany under the Prime Lease that has remained uncured past the applicable period of time to cure following the service of the applicable notice of default upon First Albany (an "Event of Default"); and

                           (iii)to First Albany's knowledge, no event has occurred and is continuing that would constitute an Event of Default under the Prime Lease but for the requirement of the service of notice and/or the expiration of the period of time to cure.

             B.This Sublease, and all the rights of parties hereunder, are subject and subordinate in all respects to the Prime Lease and the Consent to Sublease. Neither party shall, by its act or omission to act, cause a default under the Prime Lease or the Consent to Sublease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Prime Lease or the Consent to Sublease, and to specifically allocate those rights and obligations in this Sublease. Accordingly, in order to afford to First Union the benefits of this Sublease, and to protect First Albany against a default by First Union that might cause a default or an Event of Default by First Albany under the Prime Lease or the Consent to Sublease, the parties agree, as between themselves, as follows:

                           (i)First Albany shall perform all of its covenants and obligations under the Prime Lease and the Consent to Sublease that are not otherwise required to be performed by First Union on behalf of First Albany pursuant to the provisions of this Sublease;

                           (ii)First Union shall perform all of its covenants and obligations under the Consent to Sublease;

                           (iii)First Union shall perform all affirmative covenants of the Prime Lease pertaining to the Sublet Premises (other than any monetary obligation of First Albany to Prime Landlord thereunder, which monetary obligations, as between First Union and First Albany, shall be deemed to be superceded by the provisions of Paragraph 4 above), and shall refrain from any act or omission to act pertaining to the Sublet Premises that is prohibited by any of the negative covenants of the Prime Lease, where the obligation to so perform or so refrain is by its nature imposed upon the party in possession of the Sublet Premises (including, but not limited to, the performance of any repairs required to be made by First Albany to the Sublet Premises in accordance with the terms of the Prime Lease); and

                           (iv)First Albany shall not agree to any amendment to the Prime Lease that might have an adverse effect on First Union's occupancy of the Sublet Premises, unless First Albany obtains First Union's prior written consent to such amendment (which consent shall not be unreasonably withheld or delayed).

If practicable, First Union shall perform each of the affirmative covenants referred to in subparagraphs (ii) and (iii) above at least five (5) days prior to the date when the same shall be required to be performed pursuant to the Consent to Sublease or the Prime Lease (as the case may be). First Albany shall have the right to enter the Sublet Premises, at any time and from time to time, to cure any default(s) by First Union under this Sublease (including, without limitation, any default(s) under subsection (ii) and/or (iii) above).

             C.First Albany shall have no duty to perform any obligations of Prime Landlord that are, by their nature, the obligation of an owner, operator, or manager of real property. First Albany shall have no responsibility for, nor shall First Albany be liable to First Union for, any default, failure, or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease. However, upon receipt of a written notice from First Union specifying in reasonable detail any such default, failure, or delay by Prime Landlord and requesting First Albany's assistance with respect to the same, First Albany shall use its reasonable commercial efforts to cause Prime Landlord to perform its obligations under the Prime Lease, provided, however, that First Albany shall not be required hereunder to make any financial or other concessions to Prime Landlord, or to engage in any litigation against Prime Landlord, in order to cause Prime Landlord to fulfill its obligations under the Prime Lease.

             E.In no event shall the provisions of Articles 39, 48, 49, 50 and 52 of the Prime Lease, Paragraphs F, G and H of Article 45 thereof, Paragraphs L and M of Article 51 thereof, Paragraph 3(c), 3(d), 10, or 11 of the First Amendment, Paragraph 3(c) or 3(d) of the Second Amendment, or Paragraph 3(b)(iv) of the Third Amendment be deemed to be incorporated into this Sublease, by reference or otherwise.

6.Condition of Premises

             A.First Albany shall deliver possession of the Sublet Premises to First Union, on or before the Sublease Commencement Date, in their condition as of the date of this Sublease, "AS IS". First Albany shall have no obligation to perform any work or make any installations to prepare the Sublet Premises for First Union's occupancy.

             B.First Union agrees to accept possession of the Sublet Premises, not later than the Sublease Commencement Date, in their condition as of the date of this Sublease, 'AS IS', without any agreements, representations, understandings or obligations on First Albany's part.

7.First Union's Use

             The Sublet Premises shall be used and occupied solely for the purposes set forth in Article 2 of the Prime Lease. In no event shall the Sublet Premises be used in any manner, or for any purpose, that is inconsistent with any of the provisions of the Prime Lease (including, without limitation, Article 2 thereof).

8.Quiet Enjoyment

             First Albany represents that it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord. So long as First Union is not in default in the performance of its covenants and agreements in this Sublease, First Union's quiet and peaceable enjoyment of the Sublet Premises shall not be disturbed or interfered with by First Albany, or by any person claiming by, through, or under First Albany.

9.Assignment or Subletting

             First Union shall not, unless First Union obtains the prior written consent of both First Albany and Prime Landlord in each instance:

                           (i)assign its rights or delegate its duties under this Sublease (whether by operation of law, transfers of interests in First Union or otherwise), mortgage, or encumber its interest in this Sublease, in whole or in part;

                           (iii)sublet, or permit the subletting of, the Sublet Premises or any part thereof; or

                           (iv)permit the Sublet Premises, or any part thereof, to be occupied or used for desk space, mailing privileges, or otherwise, by any person or entity other than First Union.

In the event that both First Albany and Prime Landlord grants its consent to any action proposed to be taken by First Union hereunder, such consent shall not be deemed or construed as a waiver of the obligation of First Union to obtain the prior written consent of both First Albany and Landlord to any further such action proposed to be taken by First Union.

10.Alterations

             A.Any alterations, installations, improvements, additions or other physical changes (other than decorations) in, to, or about the Sublet Premises (as the case may be, 'Alterations’) must be made in accordance with the provisions of the Prime Lease. In each instance where, pursuant to the Prime Lease, the prior written consent of Prime Landlord shall be required in connection with any Alteration proposed to be made by First Union in, to or about the Sublet Premises, the prior written consent of First Albany shall be required as well.

             B.First Union shall indemnify, defend and hold harmless First Albany against liability, loss, cost, damage, lien and/or expense imposed on First Albany arising out of the performance of any Alterations by First Union in, to, or about the Sublet Premises.

             C.In the event that First Albany shall so request in writing not later than thirty (30) days after the expiration or termination of the Term, First Union shall, subject to the applicable provisions of the Prime Lease and at First Union's sole cost and expense, remove those Alterations, theretofore made by First Union in, to, or upon the Sublet Premises, specified in First Albany's request, as well as repair and restore the Sublet Premises with respect thereto. Provided that First Albany shall make such a request more than ninety (90) days prior to the expiration or termination of the Term, First Union shall cause such work to be completed not later than such expiration or termination date.

             D.In the event that the Prime Lease shall be terminated prior to the Sublease Expiration Date by reason of any default by First Albany under the Prime Lease, and either:

                           (i)First Union shall be required, pursuant to the provisions of clause (iii) of Paragraph 7A of the Consent to Sublease, to restore the Sublet Premises to Building standard condition; or

                           (ii)First Union shall be required, pursuant to the provisions of clause (iii) of Paragraph 7B of the Consent to Sublease, to reimburse Prime Landlord for any of the costs therein set forth, then, and in either such event, First Albany shall reimburse First Union for all of the costs and expenses incurred by First Union in order to comply with such obligation under the Consent to Sublease. Such reimbursement shall be made promptly after First Albany's receipt of a written demand from First Union therefor, which demand shall be delivered to First Albany together with paid bills and invoices evidencing, or other reasonable evidence of, the amount to be so reimbursed.

11.Inndemnity

             First Union shall indemnify First Albany, and hold First Albany harmless, from and against all losses, damages, costs, liabilities and expenses of any kind or nature (including, but not limited to, attorneys' fees and other defense costs) that First Albany may incur, and/or for which First Albany may be liable to Prime Landlord, arising from the acts or omissions of First Union that are the subject matter of any indemnity or hold harmless agreement of First Albany in favor of Prime Landlord under the Prime Lease or the Consent to Sublease. The provisions of this Section 12 shall survive the expiration or termination of the Term with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge, or expense arising out of, or in connection with, any act, omission, or any other matter occurring during the Term.

12.First Albany's Reserved Rights

             First Union shall permit First Albany, Prime Landlord and their respective agents, representatives, designees, contractors, appraisers and prospective successors and assigns to enter the Sublet Premises at all reasonable times (but not more frequently than is reasonable under the circumstances), on reasonable notice, except in the case of an emergency in accordance with the provisions of Article 11 of the Prime Lease.

13.Defaults

             Any one or more of the following events shall be considered "Events of Default", as said term is used herein:

                           (i)if First Union shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against First Union asking reorganization of First Union under the Federal bankruptcy laws (as now or hereafter amended), or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated, stayed, or set aside within sixty (60) days from the date of the entry or granting thereof; or

                           (ii)if First Union shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant, or purporting to be pursuant, to the Federal bankruptcy laws (now or hereafter amended), or First Union shall institute any proceedings for relief of First Union under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition, or extension; or

                           (iii)if First Union shall make any assignment for the benefit of creditors, or shall apply for, or consent to, the appointment of a receiver for First Union or any of the property of First Union; or

                           (iv)if First Union shall admit in writing its inability to pay its debts as they become due; or

                           (v)if the Sublet Premises are subject to any lien or levy; or

                           (vi)if a decree or order appointing a receiver of the property of First Union shall be made, and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

                           (vii)if First Union shall default in any payment required to be made by First Union hereunder when due as herein provided, and such default shall continue for ten (10) days after notice thereof in writing to First Union; or

                           (viii)if First Union shall, by its act or omission to act, cause a default under the Prime Lease, and such default shall not be cured within the time, if any, permitted for such cure under the Prime Lease, as applicable; or

                           (ix)if First Union shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by First Union, and such default shall continue for twenty (20) days after notice thereof in writing to First Union.

14.Remedies

             Upon the occurrence of any one or more Events of Default, First Albany may exercise any remedy against First Union which Prime Landlord may exercise for default by First Albany under the Prime Lease.

15.Notices and Consents

             All notices, demands, requests, consents, or approvals that may or are required to be given by either party to the other shall be in writing, and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested, or if sent by overnight commercial courier service:

                           (i)if to First Union, addressed to First Union at the address specified in Section 1 or at such other place as First Union may from time to time designate by notice in writing to First Albany; or

                           (ii)if to First Albany, addressed to First Albany at the address specified in Section I or at such other place as First Albany may from time to time designate by notice in writing to First Union.

Each party agrees promptly to deliver a copy of each notice, demand, request, consent, or approval from such party to Prime Landlord, and promptly to deliver to the other party a copy of any notice, demand request, consent, or approval received from Prime Landlord.

16.Brokerage

             Each party warrants to the other that it has had no dealings with any broker or agent, other than Cushman & Wakefield, Inc. (the "Broker"), in connection with this Sublease, and covenants to pay, hold harmless and indemnify the other party from and against any and all cost (including, without limitation, reasonable attorneys' fees), expense, or liability for any compensation, commissions and/or charges claimed by any broker or other agent, other than the Broker, with respect to this Sublease or the negotiations thereof on behalf of such party.

17.Late Charges

             If First Union shall fail to pay any installment of Base Rent, or any other item of Rent, when due, and shall fail to cure such default within five (5) days after notice thereof in writing to First Union, First Union shall pay to First Albany, in addition to such installment of Base Rent or other item of Rent, as the case may be, as a late charge, a sum equal to the lesser of:

                           (i)a fixed rate equal to four (4) percentage points above the published prime rate of Citibank, N.A., New York, New York, for one-year commercial loans ("Citibank Prime") in effect on the date such amount was due and payable, or

                           (ii)the maximum rate of interest permitted by law.

Notwithstanding the foregoing grace period, the foregoing late charge, if payable as above set forth, shall be computed from the date upon which the Base Rent or other item of Rent was due to the date upon which the same is actually paid to First Albany.
18.Taxes

             First Union shall pay all taxes imposed on its personal property, the conduct of its business and its use and occupancy of the Sublet Premises.

19.Counterpart Signatures

             This Sublease may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

             IN WITNESS WHEREOF, the parties have duly executed and delivered this Sublease as of the day and year first above Written.

FIRST ALBANY COMPANIES INC.

BY:

Name: Stephen Wink
Title: Secretary & GC

FIRST UNION SECURITIES, INC.

By:

Name: William S Trausau
Title:VP

STATE OF NEW YORK	)
) ss. :
COUNTY OF ALBANY	)

             On the 1st day of August in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Stephen Wink, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

             Notary Public

LENORE ALQUIST
Notory Public, State of New York
No. 01AH5081405
Qualified In Saratoga County
Commission Expires June 30, 2OO1

STATE OF NORTH CAROLINA	)
) ss. :
COUNTY OF Mecklenburg	)

On the 31st day of JULY in the year 2000, before me, the undersigned, a Notary Public in and for said State personally appeared William S Trausau personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name) is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires March 4 2001